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                                                                    Exhibit 3(c)

                              POTLATCH CORPORATION

                                     BY-LAWS

                       AS AMENDED THROUGH JANUARY 24, 2002













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                                TABLE OF CONTENTS

     ARTICLE I.     Offices . . . . . . . . . . . . . . . . . . . 1
         Section 1  . . . . . . . . . . . . . . . . . . . . . . . 1
         Section 2  . . . . . . . . . . . . . . . . . . . . . . . 1

     ARTICLE II.   Corporate Seal . . . . . . . . . . . . . . . . 1

     ARTICLE III.  Meetings of Stockholders. . . . . . . . . . .  1

         Section 1  . . . . . . . . . . . . . . . . . . . . . . . 1
         Section 2  . . . . . . . . . . . . . . . . . . . . . . . 2
         Section 3  . . . . . . . . . . . . . . . . . . . . . . . 2
         Section 4  . . . . . . . . . . . . . . . . . . . . . . . 2
         Section 5  . . . . . . . . . . . . . . . . . . . . . . . 3
         Section 6  . . . . . . . . . . . . . . . . . . . . . . . 3
         Section 7  . . . . . . . . . . . . . . . . . . . . . . . 4
         Section 8  . . . . . . . . . . . . . . . . . . . . . . . 5

     ARTICLE IV.   Directors  . . . . . . . . . . . . . . . . . . 5

         Section 1 . . . . . . . . . . . . . . . . . . . . . . . .5
         Section 2 . . . . . . . . . . . . . . . . . . . . . . . .5
         Section 3 . . . . . . . . . . . . . . . . . . . . . . . .5
         Section 4 . . . . . . . . . . . . . . . . . . . . . . . .6
         Section 5 . . . . . . . . . . . . . . . . . . . . . . . .6
         Section 6 . . . . . . . . . . . . . . . . . . . . . . . .6
         Section 7 . . . . . . . . . . . . . . . . . . . . . . . .7
         Section 8 . . . . . . . . . . . . . . . . . . . . . . . .8
         Section 9 . . . . . . . . . . . . . . . . . . . . . . . .8
         Section 10 . . . . . . . . . . . . . . . . . . . . . . . 8
         Section 11 . . . . . . . . . . . . . . . . . . . . . . . 8

     ARTICLE V.    Committees  . . . . . . . . . . . . . . . . . .9

     ARTICLE VI.   Officers  . . . . . . . . . . . . . . . . . . .10

         Section 1 . . . . . . . . . . . . . . . . . . . . . . . .10
         Section 2 . . . . . . . . . . . . . . . . . . . . . . . .10
         Section 3 . . . . . . . . . . . . . . . . . . . . . . . .10
         Section 4 . . . . . . . . . . . . . . . . . . . . . . . .11
         Section 5 . . . . . . . . . . . . . . . . . . . . . . . .11
         Section 6 . . . . . . . . . . . . . . . . . . . . . . . .11
         Section 7 . . . . . . . . . . . . . . . . . . . . . . . .12



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     ARTICLE VII.  Certificates of Stock  . . . .. . . . . . . . .12

         Section 1  . . . . . . . . . . . . . . .. . . . . . . . .12
         Section 2  . . . . . . . . . . . . . . .. . . . . . . . .13
         Section 3  . . . . . . . . . . . . . . .. . . . . . . . .13
         Section 4  . . . . . . . . . . . . . . .. . . . . . . . .14
         Section 5  . . . . . . . . . . . . . . .. . . . . . . . .14
         Section 6  . . . . . . . . . . . . . . .. . . . . . . . .14

     ARTICLE VIII. Dividends. . . . . . . . . . .. . . . . . . . .15

     ARTICLE IX.   General Provisions  . . . . .  . . . . . . . . 15

         Section 1 . . . . . . . . . . . . . . .  . . . . . . . . 15
         Section 2 . . . . . . . . . . . . . . .  . . . . . . . . 15

     ARTICLE X.    Amendments  . . . . . . . . .  . . . . . . . . 16


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                                     BY-LAWS

                             of POTLATCH CORPORATION

                                    ARTICLE I

                                     Offices

          Section 1. The registered office of the corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

          Section 2. The corporation shall have an office in the City and County of Spokane, State of Washington, and may also have offices at such other places as the chairman of the board or the board of directors may from time to time determine, or as the business of the corporation may require.

                                   ARTICLE II

                                 Corporate Seal

          The corporate seal of the corporation shall contain thereon the name of the corporation, the year of its organization and the words "Corporate Seal" and "Delaware."

                                   ARTICLE III

                            Meetings of Stockholders

          Section 1. All meetings of the stockholders shall be held in the City and County of San Francisco, State of California, at such place as may be designated from time to time by the board of directors, or at such other place



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either within or without the State of Delaware as shall be designated from time to time by the board of directors and stated in the notice of the meeting.

          Section 2. Annual meetings of stockholders shall be held on the third Wednesday of May each year at 8:00 A.M., if not a legal holiday, or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting. At such annual meeting, the stockholders of the corporation shall elect by majority vote a board of directors or, if the board of directors shall then be divided into classes, the members of that class of directors whose term of office expires at such meeting and transact such other business as may properly be brought before the meeting.

          Section 3. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the chairman of the board and shall be called by the chairman of the board or secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning shares which have a majority of the voting power of the capital stock issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

          Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

          Section 4. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a)


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specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (b) otherwise properly brought before the meeting by or at the direction of the board of directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the secretary must have received written notice from the stockholder no later than February 22, 1999 for the 1999 annual meeting and no later than February 1 for each subsequent annual meeting. Such written notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting
(a) a brief description of the business desired to be brought before the annual meeting, (b) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the corporation which are beneficially owned by the stockholder and (d) any material interest of the stockholder in such business. Notwithstanding any other provision in the by-laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this
Section 4.

          Section 5. Written notice stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

          Section 6. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting



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of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

          Section 7. The holders of shares which constitute a majority of the voting power of the capital stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, provided, that one-third of the total number of shares of capital stock entitled to vote at such meeting are present or represented. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote at the meeting, present or represented, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.



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          Section 8. When a quorum is present at any meeting, the vote of the holders who control a majority of the voting power of the capital stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which by express provision of statute or of the certificate of incorporation a different vote is required, in which case such express provision shall govern the decision of such questions.

                                   ARTICLE IV

                                    Directors

          Section 1. The business of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute, by the certificate of incorporation, or by these by-laws directed or required to be exercised or done by the stockholders.

          Section 2. Each director elected pursuant to the applicable provisions of the certificate of incorporation shall hold office until the director's successor is elected and has qualified or until the director's earlier resignation or removal. Directors need not be stockholders. No person shall continue to serve as a director after the expiration of the calendar year in which the age of 72 is attained.

          Section 3. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.



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          Section 4. The annual meeting of the board of directors shall be held immediately following each annual meeting of the stockholders of the corporation at the place where such meeting of stockholders is held or at such other date, time and place as shall be designated from time to time by the board of directors and stated in the notice of the meeting.

          Section 5. The directors at each annual meeting shall elect a chairman of the board and chief executive officer and also shall elect a vice chair of the board, each to hold such office until their successor is elected and qualified or until their earlier resignation or removal. In the absence or disability of both the chairman of the board and the vice chair of the board, a committee chair designated by the board of directors shall perform the duties and exercise the powers of the chairman of the board.

          Section 6. Special meetings of the board of directors may be called by the chairman of the board, the vice chair of the board, or by any officer who is a director. Each director shall be given not less than five days' notice of such special meetings of the board, and such notice shall be deemed given once it has been conveyed to a director in person or by telephone or has been sent by mail or telegram to a director's last known address as shown in the secretary's records; provided, however, that if a special meeting is called by the chairman of the board, the vice chair of the board, or by any officer who is a director because an attempt to acquire the corporation or more than five percent of its shares has been threatened, or because in the best judgment of the person calling the meeting some other emergency exists, then each director shall be given not less



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than three hours' notice of any such meeting to be held in person or by means of conference telephone as provided in Section 9 of this Article, and such notice shall be deemed given once it has been conveyed to a director in person or by telephone or an attempt has been made to give such notice by telephoning a director at the director's home telephone number and business office telephone number as such numbers are shown in the secretary's records.

          Special meetings of the board of directors shall be called by the chairman of the board or the secretary on the written request of one third of the entire board of directors (determined by rounding up to the next whole number in the event the board of directors is not then divisible by three) plus one director. Each director shall be given not less than five days' notice of such special meetings of the board, and such notice shall be deemed given once it has been conveyed to a director in person or by telephone or has been sent by mail or telegram to a director's last known address as shown in the secretary's records.

          Notice may be waived in writing by any director entitled thereto, and attendance at a meeting shall constitute a waiver of notice of such meeting.

          Section 7. At all meetings of the board a majority of the directors then in office shall constitute a quorum for the transaction of business. If a quorum is not present at any meeting of the board of directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally noticed.



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          Section 8. Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the consents are filed with the minutes of proceedings of the board or committee.

          Section 9. Members of the board of directors or any committee thereof may participate in a meeting of such board or committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participating in a meeting in such manner shall constitute presence at such meeting.

          Section 10. The board of directors shall have the authority to fix the compensation of directors.

          Section 11. Nominations for the election of directors may be made by the board of directors or by any stockholder entitled to vote for the election of directors. Such nominations, other than those made by or on behalf of the existing management of the corporation, shall be made by notice in writing, delivered or mailed by first-class United States mail, postage prepaid, to the secretary of the corporation not less than thirty (30) days nor more than sixty
(60) days prior to any meeting of the stockholders called for the election of directors; provided, however, that if less than thirty-five (35) days' notice of the meeting is given to stockholders, such written notice shall be delivered or mailed, as prescribed, to the secretary of the corporation not later than the close of the



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seventh (7th) day following the day on which notice of the meeting was mailed to stockholders.

          Each notice shall set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of stock of the corporation which are beneficially owned by each such nominee and by the nominating stockholder, and (iv) any other information concerning the nominee that must be disclosed of nominees in proxy solicitations pursuant to Rule 14(a) of the Securities Exchange Act of 1934.

          The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if the chairman should so determine, the chairman shall so declare to the meeting and the defective nomination shall be disregarded.

                                    ARTICLE V

                                   Committees

          The board of directors may designate such committees with such powers and duties as it may prescribe by resolution.



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                                   ARTICLE VI

                                    Officers

          Section 1. The board of directors of the corporation shall elect as officers of the corporation: a chief executive officer who shall be the chairman of the board; a president; one or more vice presidents; a secretary; a treasurer; a controller; and such additional officers, including one or more assistant secretaries and assistant treasurers, as the board of directors may from time to time determine.

          Section 2. The term of office of the officers of the corporation shall expire at the annual meeting of the board of directors, and each officer shall hold office until the officer's successor shall have been duly elected and qualified or until the officer's earlier death, resignation, retirement or removal by the board of directors.

          Section 3. The chairman of the board and chief executive officer of the corporation shall if present preside at all meetings of the stockholders and the board of directors, shall have general and active management of the business of the corporation and shall ensure that all orders and resolutions of the board of directors are carried into effect and shall have such other powers and duties as may be from time to time assigned to the chairman of the board and chief executive officer by the board of directors or prescribed by the by-laws.

          The chairman of the board and chief executive officer shall have the power to employ and discharge subordinates, agents and employees of the



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corporation and to fix their compensation and to delegate all or part of such power, subject to supervision by the board of directors.

          Section 4. In the absence or disability of the chairman of the board and chief executive officer, the officers designated by the board of directors shall perform the duties and exercise the powers of the chief executive officer. The president and the vice presidents shall perform such other duties as may be prescribed by these by-laws, the board of directors or the chairman of the board and chief executive officer.

          Section 5. The controller shall be the principal accounting officer in charge of the general accounting books, accounting and cost records and forms. The controller shall have such other powers and duties as the controller may from time to time be assigned or directed to perform by the board of directors or the chairman of the board and chief executive officer.

          Section 6. The secretary shall have the care and custody of the records of the corporation and shall attend all meetings of the stockholders and the directors and shall record all votes and minutes of said meetings in a book or books kept for that purpose. The secretary shall sign such instruments on behalf of the corporation as the secretary may be authorized to sign by the board of directors or by law and shall countersign, attest and affix the corporate seal to all certificates and instruments where such countersigning or such sealing and attesting are necessary to their true and proper execution. The secretary shall see that proper notice is given to all meetings of the stockholders where notice is required and shall have such other powers and duties as the secretary may from



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time to time be assigned or directed to perform by the board of directors or the chairman of the board and chief executive officer.

          An assistant secretary shall have all of the powers and shall perform all of the duties of the secretary in case of the absence of the secretary or the secretary's inability to act, and shall have such other powers and duties as the assistant secretary may from time to time be assigned or directed to perform.

          Section 7. The treasurer shall attend to the collection, receipt and disbursement of all moneys belonging to the corporation. The treasurer shall have authority to endorse, on behalf of the corporation, all checks, notes, drafts, warrants and orders, and shall have custody over all securities of the corporation. The treasurer shall have such additional powers and such other duties as the treasurer may from time to time be assigned or directed to perform by the board of directors or the chairman of the board and chief executive officer.

          An assistant treasurer shall have all of the powers and shall perform the duties of the treasurer in case of the absence of the treasurer or the treasurer's inability to act, and shall have such other powers and duties as the treasurer may from time to time be assigned and directed to perform.

                                   ARTICLE VII

                              Certificates of Stock

          Section 1. Every holder of stock in the corporation shall be entitled to have a certificate signed by or in the name of the corporation by the chairman of the board, the president or a vice president and the treasurer or an assistant



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treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by the holder in the corporation.

          Section 2. Any signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such an officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if the person who signed or whose facsimile signature has been placed on the certificate were such officer, transfer agent or registrar at the date of issue.

          Section 3. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance, require the owner of such lost, stolen or destroyed certificate or certificates, or the owner's legal representative, to advertise the same in such manner as it shall require and to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed. To eliminate the necessity of action in each particular case, the board of directors may authorize the issuance of new certificates in lieu of lost, stolen or destroyed certificates on the direction of such officers of the



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corporation as the board of directors may designate upon the filing with such officers of an affidavit or affirmation and an indemnity bond or agreement satisfactory to such officers.

          Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled, cancel the old certificate and record the transaction upon its books.

          Section 5. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, but the board of directors may fix a new record date for the adjourned meeting.

          Section 6. The corporation may recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to



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recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice, except as otherwise provided by the laws of Delaware.

                                  ARTICLE VIII

                                    Dividends

          Dividends upon the capital stock of the corporation, subject to applicable provisions, if any, of the certificate of incorporation, may be declared by the board of directors at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to any such provisions of the certificate of incorporation.

                                   ARTICLE IX

                               General Provisions

          Section 1. The fiscal year of the corporation shall be from the first day of January each year until the last day of the succeeding December, both inclusive.

          Section 2. Whenever notice is required under these by-laws or by statute and such notice is given by mail, the time of giving such notice shall be deemed to be the time when the same is placed in the United States mail, postage prepaid, and addressed to the party to be notified at the party's address as it appears on the records of the corporation.



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                                    ARTICLE X

                                   Amendments

          These by-laws may be altered, amended or repealed or new by-laws may be adopted by the stockholders or by the board of directors pursuant to the applicable provisions of the certificate of incorporation at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors if notice of such alteration, amendment, repeal or adoption of new by-laws be contained in the notice of such special meeting.

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